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                                  Exhibit 3.2

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                          AMENDED AND RESTATED BYLAWS

                                      OF

                          AMERICAN EQUITY INVESTMENT
                             LIFE HOLDING COMPANY
                             (an Iowa Corporation)

                  (hereinafter referred to as "Corporation")

                                   ARTICLE 1

                               PRINCIPAL OFFICE

     The principal office of the Corporation is at the location identified in the most recent annual report filed by the Corporation with the Iowa Secretary of State or such other location as may be designated by the Board of Directors.

                                   ARTICLE 2

                           MEETINGS OF SHAREHOLDERS

     Section 2.1 Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, time and date as shall be designated from time to time by the board of directors.

     Section 2.2 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, shall be called in accordance with the Iowa Business Corporation Act.

     Section 2.3 Notice of Meetings.

     Notice of (i) the place, date and time of all meetings of shareholders;
(ii) the initial authorization or issuance, subsequent to the next preceding shareholders' meeting, of shares for promissory notes or promises to render services in the future; (iii) any indemnification of a director required by law to be reported to shareholders; and, (iv) in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting and to such other shareholders as are required by law to be given such notice. The board of directors may establish a record date for the determination of shareholders entitled to notice, as provided in Section 5.9 of these bylaws. Notice of adjourned meetings need only be given if required by law or Section 2.14 of these bylaws.
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     Section 2.4 Waiver of Notice.

     (a) A written waiver of notice of any meeting of the shareholders signed by any shareholder entitled to such notice, whether before or after the time stated in such notice for the holding of such meeting, shall be equivalent to the giving of such notice to such shareholder in due time as required by law and these bylaws.

     (b) A shareholder's attendance at any shareholders' meeting, in person or by proxy, waives (i) giving of notice of such meeting and irregularities in any notice given, unless the shareholder at the beginning of the meeting or promptly upon the shareholder's arrival objects to holding the meeting or transacting business at the meeting, and (ii) objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     Section 2.5 Voting List. After fixing a record date for a meeting, the Secretary shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of the shareholders' meeting. The list must be arranged by voting group and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or a shareholder's agent or attorney, is entitled on written demand to inspect and, subject to the requirements of law, to copy the list, during regular business hours and at the person's expense, during the period it is available for inspection. The Corporation shall make the shareholders' list available at the meeting, and any shareholder, or a shareholder's agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment.

     Section 2.6 Quorum. Unless otherwise required by law, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.14, until a quorum shall be present or represented.

     Section 2.7 Organization.

     (a) Such person as the board of directors may have designated, or, in the absence of such a person, the President, or in his or her absence, such person as shall be designated by the holders of a majority of the shares present at the meeting, shall call meetings of the shareholders to order and shall act as chairperson of such meetings.

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     (b)  The Secretary of the Corporation shall act as Secretary at all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as Secretary of the meeting.

     Section 2.8 Voting of Shares.

     (a) Every shareholder entitled to vote may vote in person or by proxy. Except as otherwise provided by law, each outstanding share regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Unless otherwise provided by law, at each meeting for election of directors, each shareholder entitled to vote shall be entitled to vote the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote, and directors shall be elected by a majority of the votes cast.

     (b) The shareholders having the right to vote shares at any meeting shall only be those of record on the stock books of the Corporation, on the record date fixed pursuant to the provisions of Section 5.9 of these bylaws or by law.

     (c) Absent special circumstances, the shares of the Corporation held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation, shall not be voted at any meeting.

     (d) Voting by shareholders on any question or in any election may be viva voce unless the chairperson of the meeting shall order or any shareholder shall demand that voting be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or in the shareholder's name by proxy, if there be such proxy, and shall state the number of shares voted by such shareholder.

     (e) If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number is required by law.

     Section 2.9 Voting by Proxy or Representative.

     (a) At all meetings of the shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven months unless a longer period is expressly provided in the appointment form.

     (b) Shares held by an administrator, executor, guardian, conservator, receiver, trustee, pledgee, or another corporation may be voted as provided by law.

     Section 2.10 Inspectors. The board of directors in advance of any meeting of shareholders may (but shall not be obliged to) appoint inspectors to act at such meeting or any adjournment thereof. If inspectors are not so appointed, the officer or person acting as chairperson of any such

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meeting, and on the request of any shareholder or his proxy, shall make such appointment. In case any person appointed as inspector shall fail to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting, or at the meeting by the officer or person acting as chairperson. The inspectors shall register proxies, determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots, assents or consents, hear and determine all challenges and questions in any way arising in connection with the vote, count and tabulate all votes, assents and consents, determine and announce the result, and do such acts as may appear proper to conduct the election or vote with fairness to all shareholders. The maximum number of such inspectors appointed shall be three, and no inspector whether appointed by the board of directors or by the officer or person acting as chairperson need be a shareholder.

     Section 2.11 Consent of Shareholders in Lieu of Meeting. Any action required or permitted by law to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding shares having not less than ninety percent of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted, and are delivered to the Corporation for inclusion in the minutes.

     Section 2.12 Conduct of Business. The chairperson of any meeting of shareholders shall determine the order of business and procedure at the meeting, including such regulation of the manner of voting and the conduct of business as seem to him or her to be in order.

     Section 2.13 Nature of Business at Meetings of Shareholders. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.13 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this
Section 2.13.

     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever first occurs. In no event shall the

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public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.

     To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.13, provided, however, that, once business has been
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properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.13 shall be deemed to preclude discussion by any shareholder of any such business. If the presiding officer of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

     For purposes of this Section 2.13, "public announcement" shall mean an announcement in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Section 2.14 Adjourned Meetings. A meeting of shareholders may be adjourned to another time and to another place by either the chairperson of the meeting or a majority of the votes present. When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than one hundred twenty (120) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

                                   ARTICLE 3

                              BOARD OF DIRECTORS

     Section 3.1 Number of Directors The number of directors shall be such number as the board of directors shall at the time have designated.

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     Section 3.2 Qualifications and General Powers No director is required to be an officer or employee of the Corporation or a resident of the State of Iowa.
The business and affairs of the Corporation shall be managed by the board of directors. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 3.3 Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the board of directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors,
(a) by or at the direction of the board of directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3.3 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 3.3.

     In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the registered office of the Corporation (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety
(90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment of an annual or special meeting commence a new time period for the giving of a shareholder's notice as described above.

     To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or

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series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section
3.3. If the presiding officer of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

     For purposes of this Section 3.3, "public announcement" shall mean an announcement in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

     Section 3.4 Increase in Number of Directors; Tenure. In case the number of directors be increased by thirty percent or less of the number of directors last approved by the shareholders, by amendment to these bylaws by the board of directors or by resolution of the board of directors, the directorships to be filled by reason thereof may be filled by the affirmative vote of a majority of the directors, though less than a quorum of the board of directors.

     Section 3.5 Quorum and Manner of Acting. A majority of the number of directors then holding office shall constitute a quorum for the transaction of business; but if at any meeting of the board there be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present Notice of any adjourned meeting need not be given. At all meetings of directors, a quorum being present, the act of the majority of the directors present at the meeting shall be the act of the board of directors.

     Section 3.6 Resignation. Any director of the Corporation may resign at any time by giving written notice to the board of directors, its chairperson or the Corporation. The resignation of any director shall take effect upon delivery of notice thereof or at such later date as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.7 Vacancies. Any vacancy occurring in the board of directors through death, resignation, removal or any other cause may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors. A director elected to fill

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a vacancy, other than a newly created directorship, shall hold office for the unexpired term of his predecessor.

     Section 3.8 Compensation of Directors. The directors shall be entitled to be reimbursed for any expenses paid by them on account of attendance at any regular or special meeting of the board of directors and the board may fix the compensation of directors from time to time by resolution of the board.

     Section 3.9 Place of Meetings, etc. The board of directors may hold its meetings and keep the books and records of the Corporation (except that the record of its shareholders must also be kept at the places described in Section
3.5 of these bylaws) at such place or places within or without the State of Iowa, as the board may from time to time determine. A director may participate in any meeting by any means of communication, including, but not limited to telephone conference call, by which all directors participating may simultaneously hear each other during the meeting.

     Section 3.10 Annual Meeting. Immediately after the final adjournment of each annual meeting of the shareholders for the election of directors, the board of directors shall meet, at the same place where said meeting of shareholders finally adjourned, for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors or in a consent and waiver of notice thereof signed by all the directors, at which meeting the same matters shall be acted upon as is above provided.

     Section 3.11 Regular Meetings. Regular meetings of the board of directors shall be held at such place and at such times as the board of directors shall by resolution fix and determine from time to time. No notice shall be required for any such regular meeting of the board.

     Section 3.12 Special Meetings; Notice.

     (a) Special meetings of the board shall be held whenever called by direction of the president, or one-third (1/3) of the directors at the time being in office.

     (b) Notice of each such meeting shall be delivered to each director, at least two (2) days before the date on which the meeting is to be held, by mail, telegraph, cable, radio or wireless, or personally or by telephone. Each notice shall state the time and place of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. At any meeting at which every director shall be present, even without any notice, any business may be transacted.

     Section 3.13 Substitutes for Notice. A written waiver of notice signed by a director, whether before or after the time of the meeting stated therein, shall be equivalent to the giving of such notice in due time as required by these bylaws. Attendance of a director at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning

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of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     Section 3.14 Director's Assent Presumed. A director of the Corporation who is present at a meeting of its board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director's dissent shall be entered in the minutes of the meeting or unless the director shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 3.15 Order of Business.

     (a) At meetings of the board of directors, business shall be transacted in such order as, from time to time, the board of directors may determine by resolution.

     (b) At all meetings of the board, the chairperson or in his or her absence, vice chairperson, or in their absence the President, or in the president's absence the most senior Vice President present, or otherwise the person designated by the vote of a majority of the directors present shall preside.

     Section 3.16 Action Without Meeting. Any action required or permitted by law to be taken at any meeting of the board of directors may be taken without a meeting if the action is taken by all members of the board and if one or more consents in writing setting forth the action so taken shall be signed by all of the directors then in office and included in the minutes.

     Section 3.17 Committees.

     (a) The board of directors, by resolution adopted by the affirmative vote of a majority of the number of directors then in office, may establish one or more committees, including an executive committee, each committee to consist of
two (2) or more directors appointed by the board of directors   Any such
committee shall serve at the will of the board of directors. Each such committee shall have the powers and duties delegated to it by the board of directors. The board of directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the president or the chairperson of such committee. Each such committee shall fix its own rules governing the conduct of its activities as the board of directors may request.

     (b) A committee of the board shall not: (i) authorize distributions by the Corporation; (ii) approve or propose to shareholders of the Corporation action that the law requires be approved by shareholders; (iii) fill vacancies on the board of directors of the Corporation or on any of its committees; (iv) amend the articles of incorporation of the Corporation; (v) adopt, amend or repeal bylaws of the Corporation; (vi) approve a plan of merger not requiring shareholder approval; (vii) authorize or approve reacquisition of shares by the Corporation, except according to a formula or

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method prescribed by the board of directors; or (viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the board of directors.

                                   ARTICLE 4

                                   OFFICERS

     Section 4.1 Generally. The officers of the Corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the board of directors), a Secretary, a Treasurer and such other officers as may from time to time be appointed by the board of directors. One person may hold the offices and perform the duties of any two or more of said offices. In its discretion, the board of directors may delegate the powers or duties of any officer to any other officer or agents, notwithstanding any provision of these bylaws, and the board of directors may leave unfilled for any such period as it may fix, any office except those of President, Treasurer and Secretary. The officers of the Corporation shall be appointed annually by the board of directors at the annual meeting thereof. Each such officer shall hold office until the next succeeding annual meeting of the board of directors and until his successor shall have been duly chosen and shall qualify or until his death or until he shall resign or shall have been removed.

     Section 4.2 Removal. Any officer may be removed by the board of directors, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4.3 Powers and Duties of the President. The President shall be the chief executive officer of the Corporation. Subject to the provisions of these bylaws and to the direction of the board of directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the board of directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

     Section 4.4 Powers and Duties of the Vice President(s). In the absence of the President or in the event of the death, inability or refusal to act of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, the senior Vice President in length of service) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be assigned to such Vice President by the President or by the board of directors.

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     Section 4.5 Powers and Duties of the Secretary.  The Secretary shall (a)
keep minutes of all meetings of the shareholders and of the board of directors;
(b) authenticate records of the Corporation and attend to giving and serving all notices of the Corporation as provided by these bylaws or as required by law;
(c) be custodian of the corporate seal (if any), the stock certificate books and such other books, records and papers as the board of directors may direct, and see that the corporate seal (if any) is affixed to all stock certificates and to all documents, the execution of which on behalf of the Corporation under its seal (if any) is duly authorized; (d) keep a stock record showing the names of all persons who are shareholders of the Corporation, their post office addresses as furnished by each such shareholder, and the number of shares of each class of stock held by them respectively, and at least ten (10) days before each shareholders' meeting, prepare a complete list of shareholders entitled to vote at such meeting arranged in alphabetical order; (e) sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been duly authorized; and (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or the board of directors.

     Section 4.6 Powers and Duties of the Treasurer. The Treasurer shall (a) have custody of and be responsible for all monies and securities of the Corporation, shall keep full and accurate records and accounts in books belonging to the Corporation, showing the transactions of the Corporation, its accounts, liabilities and financial condition and shall see that all expenditures are duly authorized and are evidenced by proper receipts and vouchers; (b) deposit in the name of the Corporation in such depository or depositories as are approved by the directors, all moneys that may come into the Treasurer's hands for the Corporation's account; (c) render an account of the financial condition of the Corporation at least annually; and (d) in general, perform such duties as may from time to time be assigned to the Treasurer by the President or by the board of directors.

     Section 4.7 Assistants. There shall be such number of Assistant Secretaries and Assistant Treasurers as the board of directors may from time to time authorize and appoint. The Assistant Secretaries and Assistant Treasurers in general, shall perform such duties as shall be assigned to them by the Secretary, or the Treasurer, respectively, or by the president or the board of directors. The board of directors shall have the power to appoint any person to act as assistant to any other officer, or to perform the duties of any other officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the board of directors.

                                   ARTICLE 5

                      SHARES, THEIR ISSUANCE AND TRANSFER

     Section 5.1 Consideration for Shares. The board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Before the Corporation issues shares, the board

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of directors must determine that the consideration received or to be received for shares to be issued is adequate. If the Corporation issues or authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized or issued and the consideration received by the Corporation with or before the notice of the next shareholders' meeting.

     Section 5.2 Certificates for Shares. Every shareholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the board of directors shall prescribe, certifying the number and class of shares of the Corporation owned by such shareholder.

     Section 5.3 Execution of Certificates. The certificates for shares of stock shall be numbered in the order in which they shall be issued and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal (if any) of the Corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary or other persons signing for the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer or other authorized person who has signed or whose facsimile signature has been placed upon such certificate for the Corporation shall have ceased to be such officer or employee or agent before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer or employee or agent at the date of its issue.

     Section 5.4 Share Record. A record shall be kept by the Secretary, or by any other officer, employee or agent designated by the board of directors, of the names and addresses of all shareholders and the number and class of shares held by each represented by such certificates and the respective dates thereof and in case of cancellation, the respective dates of cancellation.

     Section 5.5 Cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided in
Section 5.8 of these bylaws.

     Section 5.6 Transfers of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the record holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

     Section 5.7 Regulations. The board of directors may make such other rules and regulations as it may deem expedient, not inconsistent with law, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

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     Section 5.8 Lost, Destroyed, or Mutilated Certificates.  In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the board of directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

     Section 5.9 Record Date. The board may fix, in advance, a date as the record date for any determination of shareholders for any purpose such date in every case to be not more than seventy (70) days prior to the date on which the particular action or meeting, requiring such determination of shareholders, is to be to be taken or held. If no record date is so fixed for the determination of shareholders, the close of business on the day before the date on which the first notice of a shareholders' meeting is delivered or the date on which the resolution of the board of directors declaring a share dividend or distribution (other than in connection with a repurchase or reacquisition of shares) is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board of directors selects a new record date or unless a new record date is required by law.

                                   ARTICLE 6

                           MISCELLANEOUS PROVISIONS

     Section 6.1 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the board of directors or a committee thereof.

     Section 6.2 Corporate Seal. The board of directors may by resolution (but shall not be required to) provide for a corporate seal which, if provided, shall be circular in form and shall bear the name of the corporation and the words "Corporate Seal" and "Iowa ". The Secretary shall be custodian of any such seal. The board of directors may also authorize a duplicate seal to be kept and used by any other officer.

     Section 6.3 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the board of directors.

     Section 6.4 Voting of Stocks Owned by the Corporation. In the absence of a resolution of the board of directors to the contrary, the President of the Corporation or any Vice President acting within the scope of his or her authority as provided in Section 4.4 of these bylaws, are authorized and empowered on behalf of the Corporation to attend, vote, grant discretionary proxies to be used at any meeting of shareholders of any corporation in which this Corporation holds or owns shares of stock, and in that connection, on behalf of this Corporation, to execute a waiver of notice of any such meeting. The board of directors shall have authority to designate any officer or person as a proxy or attorney-in-fact to vote shares of stock in any other corporation in which this Corporation may own or hold shares of stock.

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     Section 6.5 Shareholders' Right to Information.

     (a) A shareholder of the Corporation is entitled to inspect and copy, during regular business hours at the Corporation's principal office, any of the following records of the Corporation, if the shareholder gives the Corporation written notice of the shareholder's demand at least five business days before the date on which the shareholder wishes to inspect and copy:

          (1) Articles or Restated Articles of Incorporation and all amendments currently in effect;

          (2)  Bylaws or Restated Bylaws and all amendments currently in effect;

          (3) Resolutions adopted by the board of directors creating one or more classes or series of shares and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;

          (4) Minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting, for the past three years;

          (5) All written communications to shareholders generally within the past three years, including the financial statement furnished for the past three years;

          (6) A list of the names and business addresses of the Corporation's current directors and officers; and

          (7) The Corporation's most recent annual report delivered to the Iowa Secretary of State.

     (b) If (i) a shareholder makes a demand in good faith and for a proper purpose, (ii) the shareholder describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect, and
(iii) the record requested is directly connected with the shareholder's stated purpose, the shareholder shall also be entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation provided the shareholder gives the Corporation written notice of the shareholder's demand at least five business days before the date on which the shareholder wishes to inspect and copy any of the following:

          (1) Excerpts from minutes of any meeting of the board of directors, records of any actions of a committee of the board of directors while acting in place of the board of directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or the board of directors without a meeting to the extent not subject to inspection under the preceding subparagraph;

          (2)  Accounting records of the Corporation; and

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          (3)  The record of shareholders of the Corporation.

                                   ARTICLE 7

                         INDEMNIFICATION OF DIRECTORS

     Section 7.1 Mandatory Indemnity. Each individual who is or was a director of the Corporation (and the heirs, executors, personal representatives or administrators of such individual) who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise ("Indemnitee"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended. In addition to the indemnification conferred in this Article, the Indemnitee and any officer of the Corporation shall also be entitled to have paid directly by the Corporation the expenses reasonably incurred in defending any such proceeding against such Indemnitee, or any similar type of proceeding against such officer, in advance of its final disposition, to the fullest extent authorized by applicable law, as the same exists or may hereafter be amended. The right to indemnification conferred in this Article shall be a contract right.

     Section 7.2 Non-Exclusivity of Rights. The rights to indemnification conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Incorporation or any agreement, vote of stockholders or disinterested directors or otherwise.

                                   ARTICLE 8

                             AMENDMENTS TO BYLAWS

     These bylaws may be amended or repealed by the board of directors or by the shareholders; provided, however, that the shareholders may from time to time specify particular provisions of the bylaws which shall not be amended or repealed by the board of directors.

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